EXHIBIT 99.1

Internap Reports Third Quarter 2012 Financial Results

●	Revenue of $68.1 million up 10 percent versus the third quarter of 2011;

●	Adjusted EBITDA1of $12.5 million up 11 percent versus the third quarter of 2011;

●	Premium, company-controlled data center space deployed in Los Angeles and Atlanta in the third quarter of 2012;

●	Announces intention to construct a new premium, company-controlled data center in the New York Metro market.

ATLANTA, GA – (October 25, 2012) Internap Network Services Corporation (NASDAQ: INAP), a provider of intelligent IT Infrastructure services, today announced financial results for the third quarter of 2012.

“Continued growth in our data center services segment combined with a keen focus on operational excellence enabled the solid growth in Adjusted EBITDA profitability during the third quarter of 2012,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As the successful sale of our colocation, hosting and cloud services fills capacity in our existing NY metro data centers, we have made the decision to expand to support continued growth in this key metro market.  We are announcing today that we have secured a property and expect to bring a new premium data center on-line in the NY metro market during the fourth quarter of 2013.”

Third Quarter 2012 Financial Summary

				YoY	QoQ
	3Q 2012	3Q 2011	2Q 2012	Growth	Growth
Revenues:
Data center services	$42,139	$34,114	$41,493	24%	2%
IP services	25,990	27,900	27,194	-7%	-4%
Total Revenues	$68,129	$62,014	$68,687	10%	-1%

Operating Expenses	$68,213	$62,439	$68,596	9%	-1%

GAAP Net Loss	$(2,450)	$(1,788)	$(1,997)	37%	23%

Normalized Net (Loss)Income2	$(963)	$(575)	$263	n/m	n/m

Segment Profit	$34,556	$31,227	$36,046	11%	-4%
Segment Profit Margin	50.7%	50.4%	52.5%	30 BPS	-180 BPS

Adjusted EBITDA	$12,467	$11,263	$12,190	11%	2%
Adjusted EBITDA Margin	18.3%	18.2%	17.7%	10 BPS	60 BPS

Revenue

●
Revenue totaled $68.1 million compared with $62.0 million in the third quarter of 2011 and $68.7 million in the second quarter of 2012. Revenue from data center services increased year-over-year and sequentially.  IP services revenue decreased compared with both the third quarter of 2011 and the second quarter of 2012.

●
Data center services revenue improved 24 percent year-over-year and 2 percent sequentially to $42.1 million. The year-over-year revenue increase was attributable to organic growth in the data center services segment and to the fourth quarter 2011 acquisition of Voxel.  The sequential increase was driven by increased sales of colocation in company-controlled data centers and favorable growth in hosting services.

●
IP services revenue totaled $26.0 million, a decrease of 7 percent compared with the third quarter of 2011 and 4 percent sequentially, as traffic growth was offset by per unit price declines in IP. The sequential decline was also a result of higher non-recurring IP equipment sales in the second quarter of 2012.

Net (Loss) Income

●
GAAP net loss was $(2.5) million, or $(0.05) per share, compared with $(1.8) million, or $(0.04) per share, in the third quarter of 2011 and $(2.0) million, or $(0.04) per share, in the second quarter of 2012.

●
Normalized net loss, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(1.0) million, or $(0.02) per share, compared with $(0.6) million, or $(0.01) per share, in the third quarter of 2011. Normalized net income was $0.3 million or $0.01 per share, in the second quarter of 2012.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $34.6 million in the third quarter, an increase of 11 percent year-over-year.  Sequentially, segment profit declined 4 percent. Segment margin2 was 50.7 percent, increasing 30 basis points compared with the third quarter of 2011. Segment margin decreased 180 basis points compared with the second quarter of 2012.

●
Segment profit in data center services was $18.6 million, or 44.1 percent of data center services revenue. IP services segment profit was $16.0 million, or 61.4 percent of IP services revenue. An increasing proportion of higher-margin services, specifically colocation sold in company controlled data centers and hosting services, benefited data center services segment profit compared with the third quarter of 2011. Higher seasonal power costs drove a decrease in data center segment profit compared with the second quarter of 2012.  Data center services segment margin increased 410 basis points year-over-year and decreased 130 basis points sequentially to 44.1 percent.  IP services segment profit decreased 9 percent compared with the third quarter of 2011.  Sequentially, IP segment profit decreased 7 percent. Lower non-recurring IP equipment sales and IP transit revenue drove the year-over-year and sequential decreases in segment margins. IP services segment margin decreased 170 basis points year-over-year and 190 basis points sequentially to 61.4 percent.

●
Adjusted EBITDA totaled $12.5 million in the third quarter, an 11 percent increase compared with the third quarter of 2011 and a 2 percent increase over the second quarter of 2012.  Adjusted EBITDA margin was 18.3 percent in the third quarter of 2012, up 10 basis points year-over-year and 60 basis points sequentially.  The year-over-year increase in Adjusted EBITDA was attributable to increased segment profit in our data center services segment. The sequential Adjusted EBITDA improvement was driven by lower cash operating expenses.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $26.4 million at September 30, 2012. Total debt was $137.6 million, net of discount, at the end of the quarter, including $49.5 million in capital lease obligations.

●	Cash generated from operations for the three months ended September 30, 2012 was $7.8 million. Capital expenditures over the same period were $25.1 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,700 customers at September 30, 2012.

●
In September, we opened our Los Angeles premium data center, which provides the highest levels of scalability, redundancy and energy efficiency.  This facility will total 55,000 net sellable square feet at full deployment and features the latest in data center technology including a concurrently maintainable N+1 architecture, high-power density and award winning green initiatives.  State-of-the art technology provides for high-power density configurations of up to 12kW per rack and high efficiency cooling options.

●
We expanded our Atlanta premium data center, which features the latest in data center design elements including modular Uninterruptible Power Supply units and high-efficiency cooling solutions to enable power configurations of up to 12kW per rack.  This facility will add an incremental 31,000 net sellable square feet at full deployment and is designed to seamlessly connect colocation, managed hosting and cloud environments through a secure Layer 2 Virtual Local Area Network.

●
We announced that we will construct a new premium, company-controlled data center in the New York Metro market that we expect to be operational in the fourth quarter of 2013. Like Internap's other company-controlled data centers, this facility will offer customers a highly-reliable and flexible IT Infrastructure platform. It will maintain a full range of customer amenities and will feature a modular power design that enables our customers to increase their power densities to over 12kW per rack without taking on additional space.

●	In August, we amended our credit facility to increase borrowing capacity by $30 million, bringing our total bank facility to $137.25 million.

●	Internap won top honors in the Golden Bridge Awards for our Agile Hosting Service, selected as Best Cloud Computing Service in the New Products and Innovations category.

●	Internap received the 2012 Cloud Computing Excellence Award for our Agile Hosting Service.

●
The U.S. Green Building Council recently awarded Leadership in Energy and Environmental Design (LEED) Gold certification to our Dallas data center.  In addition to receiving LEED certification, this facility became the first commercial data center in Texas to achieve the Green Building Initiative's Green Globe® certification in February 2012.

●
Internap was named to the InformationWeek 500 List of Top Technology Innovators for Green Achievements.  Ranked number 65 on the list, we were recognized for energy efficiency and sustainability practices at our state-of-the-art Santa Clara, California data center.

1
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net (Loss) Income are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share” in the attachment.

2
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:

Internap’s third quarter 2012 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, October 25, 2012 at 8 p.m. ET through Wednesday, October 31, 2012 at 855-859-2056 using the replay code 40810615. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that combine unmatched performance and platform flexibility to enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our unique trio of route-optimized enterprise IP, TCP acceleration and a global content delivery network improves website performance and delivers superior end-user experiences. Our scalable colocation, hosting, private cloud, public cloud and hybrid offerings provide enterprises the flexibility to adapt to changing business needs and future-proof their IT Infrastructure. Since 1996, thousands of companies have entrusted Internap with the protection and delivery of their online applications. Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the expansion of our company-controlled data centers and the timing for bringing new space online. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to successfully integrate Voxel into our business; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT Infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011
Revenues:
Data center services	$42,139	$34,114
Internet protocol (IP) services	25,990	27,900
Total revenues	68,129	62,014

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	23,539	20,480
IP services	10,034	10,307
Direct costs of customer support	6,898	5,407
Direct costs of amortization of acquired technologies	1,179	875
Sales and marketing	7,569	7,314
General and administrative	8,985	8,333
Depreciation and amortization	9,885	9,647
Gain on disposal of property and equipment, net	-	(47)
Restructuring and impairments	124	123

Total operating costs and expenses	68,213	62,439

Loss from operations	(84)	(425)

Non-operating expenses:
Interest expense	1,996	1,166
Other, net	118	20
Total non-operating expenses	2,114	1,186

Loss before income taxes and equity in (earnings) of equity method investment	(2,198)	(1,611)

Provision for income taxes	289	275
Equity in (earnings) of equity-method investment, net of taxes	(37)	(98)

Net loss	(2,450)	(1,788)

Other comprehensive income:
Foreign currency translation adjustment, net of taxes	221	12

Comprehensive loss	$(2,229)	$(1,776)

Basic and diluted net loss per share	$(0.05)	$(0.04)

Weighted average shares outstanding used in computing basic and diluted net loss per share	50,572	50,217

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	September 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$26,375	$29,772
Accounts receivable, net of allowance for doubtful accounts of $1,963 and $1,668, respectively	21,002	18,539
Prepaid expenses and other assets	13,204	13,270
Total current assets	60,581	61,581

Property and equipment, net	247,305	198,369
Investment in joint venture	3,137	2,936
Intangible assets, net	22,728	26,886
Goodwill	59,605	59,471
Deposits and other assets	5,653	5,371
Deferred tax asset, net	1,821	2,096
Total assets	$400,830	$356,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,285	$21,746
Accrued liabilities	9,907	9,152
Deferred revenues	2,801	2,475
Revolving credit facility	-	100
Capital lease obligations	4,294	2,154
Term loan, less discount of $240 and $206, respectively	3,461	2,794
Restructuring liability	2,567	2,709
Accrued contingent consideration	4,945	-
Other current liabilities	166	151
Total current liabilities	54,426	41,281

Deferred revenues	2,662	2,323
Capital lease obligations	45,193	38,923
Revolving credit facility	22,329	-
Term loan, less discount of $446 and $367, respectively	62,353	55,383
Accrued contingent consideration	-	4,626
Restructuring liability	3,540	4,884
Deferred rent	15,372	16,100
Other long-term liabilities	933	1,020
Total liabilities	206,808	164,540

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding
Common stock, $0.001 par value; 120,000 shares authorized; 53,436 and 52,528 shares outstanding, respectively
Additional paid-in capital	1,242,003	1,235,554
Treasury stock, at cost; 248 and 231 shares, respectively	(1,717)	(1,266)
Accumulated deficit	(1,046,211)	(1,041,872)
Accumulated items of other comprehensive loss	(107)	(299)
Total stockholders' equity	194,022	192,170
Total liabilities and stockholders' equity	$400,830	$356,710

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(4,339)	$(5,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,001	29,093
Loss on disposal of property and equipment, net	-	37
Impairment of capitalized software	258	-
Stock-based compensation expense, net of capitalized amount	4,382	2,990
Equity in (earnings) from equity-method investment	(197)	(333)
Provision for doubtful accounts	833	793
Non-cash changes in capital lease obligations	669	624
Non-cash change in accrued contingent consideration	319	-
Non-cash changes in deferred rent	(727)	(345)
Deferred income taxes	292	334
Other, net	440	224
Changes in operating assets and liabilities:
Accounts receivable	(3,296)	(2,103)
Prepaid expenses, deposits and other assets	(297)	(1,338)
Accounts payable	4,540	5,206
Accrued and other liabilities	826	(1,106)
Deferred revenues	664	(775)
Restructuring liability	(1,486)	(364)
Net cash flows provided by operating activities	32,882	27,037

Cash Flows from Investing Activities:
Purchases of property and equipment	(64,614)	(50,909)
Net cash flows used in investing activities	(64,614)	(50,909)

Cash Flows from Financing Activities:
Principal payments on term loan	(2,375)	(750)
Proceeds from term loan	10,000	-
Proceeds from revolving credit facility	22,229	-
Payment of debt issuance costs	(543)	-
Payments on capital lease obligations	(2,296)	(903)
Proceeds from exercise of stock options	2,245	1,062
Tax withholdings related to net share settlements of restricted stock awards	(956)	(691)
Other, net	(90)	(100)
Net cash flows provided by (used in) financing activities	28,214	(1,382)
Effect of exchange rates on cash and cash equivalents	121	(39)
Net decrease in cash and cash equivalents	(3,397)	(25,293)
Cash and cash equivalents at beginning of period	29,772	59,582
Cash and cash equivalents at end of period	$26,375	$34,289

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
(Loss) income from operations (GAAP)	$(84)	$91	$(425)
Stock-based compensation	1,363	1,615	1,090
Depreciation and amortization, including amortization of acquired technologies	11,064	9,843	10,522
Gain on disposal of property and equipment, net	-	(4)	(47)
Restructuring and impairments	124	645	123
Adjusted EBITDA (non-GAAP)	$12,467	$12,190	$11,263

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net loss (GAAP)	$(2,450)	$(1,997)	$(1,788)
Restructuring and impairments	124	645	123
Stock-based compensation	1,363	1,615	1,090
Normalized net (loss) income (non-GAAP)	(963)	263	(575)

Normalized net loss allocable to participating securities (non-GAAP)	-	(6)	-
Normalized net (loss) income available to common stockholders (non-GAAP)	$(963)	$257	$(575)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,572	50,453	50,217
Participating securities (GAAP)	1,117	1,128	1,074

Diluted (GAAP)	50,572	50,453	50,217
Add potentially dilutive securities	-	709	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	(251)	-
Normalized diluted shares (non-GAAP)	50,572	50,911	50,217

Loss per share (GAAP):
Basic and diluted	$(0.05)	$(0.04)	$(0.04)

Normalized net (loss) income per share (non-GAAP):
Basic and diluted	$(0.02)	$0.01	$(0.01)

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Revenues:
Data center services	$42,139	$41,493	$34,114
IP services	25,990	27,194	27,900
Total	68,129	68,687	62,014

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	23,539	22,649	20,480
IP services	10,034	9,992	10,307
Total	33,573	32,641	30,787

Segment Profit:
Data center services	18,600	18,844	13,634
IP services	15,956	17,202	17,593
Total	$34,556	$36,046	$31,227

Segment Margin:
Data center services	44.1%	45.4%	40.0%
IP services	61.4%	63.3%	63.1%
Total	50.7%	52.5%	50.4%